UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On September 11, 2012 (the “Closing Date”), American Standard Energy, Corp. (the “Company”), as guarantor, and ASEN 2, Corp. (“ASEN 2”), a wholly-owned subsidiary of the Company, entered into a Second Amendment to Note and Warrant Purchase Agreement, First Amendment to Amended and Restated Secured Convertible Promissory Note and Limited Waiver (the “Second Amendment”) with Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, “Pentwater”). Pursuant to the Second Amendment, the parties agreed to amend the terms of the original Note and Warrant Purchase Agreement (“Purchase Agreement”) and Secured Convertible Promissory Note (the “Note”), each dated February 9, 2012 and amended on July 23, 2012, in exchange for a waiver by Pentwater of certain reporting covenant defaults under the Purchase Agreement.

Pursuant to the terms of the Second Amendment, the Purchase Agreement was amended such that 100% of the net cash proceeds of any disposition of assets by ASEN 2 must be used to prepay the Note and any disposition by ASEN 2 of collateral securing ASEN 2’s obligations under the Note and the Purchase Agreement must be approved by Pentwater, other than dispositions of inventory in the ordinary course of business or of obsolete or worn out assets. The Second Amendment further provides that ASEN 2 must engage operational consultants with engineering expertise within thirty days from the date of the Second Amendment. Additionally, Pentwater shall have the right to nominate, and the Company shall take all steps necessary to elect, two directors to the Company’s board of directors to fill the vacancies left upon the resignation of certain directors as more fully described in Item 5.02 below. Thereafter, Pentwater shall be entitled to propose the nomination of two directors to the Company’s board each time the members of the board of directors appointed by Pentwater are up for election; provided that, in no event shall Pentwater be entitled to nominate and elect more than two directors to the Company’s board. The Purchase Agreement was further amended to prohibit the Company from amending or proposing an amendment to the bylaws or certificate of incorporation of the Company without Pentwater’s consent. Pursuant to the terms of the Second Amendment, the principal amount of the Note was increased by $89,059. As a condition to the effectiveness of the Second Amendment, Pentwater transferred a portion of the Note equal to $2,750,000 (the “Transferred Indebtedness”) to Antler Bar Investments LLC, an affiliate of Pentwater (“Antler Bar”). All other material terms of the Purchase Agreement and Note remain unchanged and in full force and effect.

In connection with the Second Amendment, ASEN 2 and Antler Bar entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated September 11, 2012. Pursuant to the Asset Purchase Agreement, ASEN 2 sold its interests in approximately 1,200 leasehold acres of the Auld Shipman project in La Salle and Frio counties, Texas (the “Property”) to Antler Bar in exchange for the forgiveness of the Transferred Indebtedness and for the assumption by Antler Bar of all liabilities related to the Property.

The transactions under the Second Amendment and Asset Purchase Agreement closed on September 13, 2012.

The securities underlying the Note, as amended by the Second Amendment, were not registered under the Securities Act of 1933, as amended, (the “Securities Act”) and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Pentwater represented that it had the necessary investment intent as required by Section 4(2) since Pentwater agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are attached as exhibits hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 12, 2012 (the “Resignation Date”), Robert J. Thompson, James R. Leeton, Jr. and Scott David (the “Resigning Directors”) resigned as directors on the Company’s board of directors and from all committees of the board. Such resignations were not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Scott David will be retained as an advisor to the board of directors.

On the Resignation Date, the Company and Mr. Thompson entered into a Retirement Agreement pursuant to which the parties agreed to terminate the Director Agreement entered into on May 23, 2011. Additionally, the Company agreed to provide certain retirement compensation in the amount of $100,000 which shall be payable as follows:

•	$25,000 on the Resignation Date;
•	$50,000 on January 2, 2013; and
•	$25,000 on March 31, 2013.

Additionally, the Retirement Agreement provides for a payment to Mr. Thompson of $500 per month for a six month period commencing on October 1, 2012.

(d) On September 12, 2012, the Company’s board of directors appointed Wayne Squires as a director and chairman of the board of directors to fill one of the vacancies left by the Resigning Directors. There are no arrangements or understandings between Mr. Squires and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Squires currently serves as President and Chief Executive Officer of Orion Drilling Company, LP (“Orion”), a full service drilling company, and has served in such capacity since Orion’s formation in 2003. A petroleum engineer by training, Mr. Squires previously was a partner in Pioneer Drilling Company from 1988 to 2000 and served as President and owner prior to its purchase by South Texas Drilling. Additionally, Mr. Squires served in a variety of capacities for Peninsula Drilling Company from 1980-1988 including President, Executive Vice President and as a drilling engineer.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Second Amendment to Note and Warrant Purchase Agreement, First Amendment to Amended and Restated Secured Convertible Promissory Note and Limited Waiver by and among the Company, ASEN 2, and Pentwater, dated as of September 11, 2012
10.2	Asset Purchase Agreement by and between ASEN 2 and Antler Bar, dated September 11, 2012+
10.3	Retirement Agreement by and between the Company and Robert J. Thompson dated September 12, 2012.

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American Standard Energy Corp. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Scott Feldhacker
Scott Feldhacker
Chief Executive Officer